Exhibit 99.1

Proto Labs Reports Financial Results for the Third Quarter 2016

Quarterly Revenue Increases 15 Percent Year over Year to Record $78.2 Million

MAPLE PLAIN, Minn. – October 27, 2016 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights include:

●

Revenue for the third quarter of 2016 was $78.2 million, 15 percent above revenue of $67.8 million in the third quarter of 2015. Alphaform, the German company acquired in the fourth quarter of 2015, represented $4.0 million in revenue in the third quarter. Excluding this contribution, legacy revenue totaled $74.2 million, an increase of nine percent compared with the third quarter of 2015.

●

Revenue from 3D printing was $9.9 million. Excluding Alphaform’s $2.0 million in 3D printing revenue, legacy 3D printing revenue was $7.9 million, an increase of 30 percent from the third quarter of 2015.

●	The number of unique product developers and engineers served increased 14 percent to 14,271 from 12,541 in the third quarter a year ago.
●

Net income for the third quarter of 2016 was $12.0 million, or $0.45 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, charges related to the exit of facilities and unrealized foreign currency gains, was $13.5 million, or $0.51 per diluted share. See “Non-GAAP Financial Measures” below.

“Our results continue to reflect solid demand and operational execution globally, including our operations in Germany,” said Vicki Holt, President and Chief Executive Officer. “Revenue was at the top end of our guidance and our EPS exceeded our estimates. We also continue to generate strong cash flow from operations.

“During the quarter, we improved gross margin on a sequential basis and managed our operating expenses while completing our moves in North Carolina and Japan. We accelerated the launch of our overmolding process and also launched 5-axis machining. These actions set us up to deepen our relationships with our customers and capitalize on the market opportunities."

1

Additional Third Quarter 2016 Highlights include:

●

Gross margin was 57.2 percent of revenue for the third quarter compared with 59.4 percent for the third quarter of 2015 and 56.4 in the second quarter of 2016. The 80 basis point sequential improvement in gross margin is attributable to improved margins at Alphaform and execution in our injection molding and CNC machining businesses.

●

GAAP operating margin was 21.7 percent of revenue during the third quarter of 2016 compared to 25.7 percent for the third quarter of 2015. On a non-GAAP basis, operating margin was 25.0 percent for the third quarter of 2016. See “Non-GAAP Financial Measures” below.

●	The Company generated cash from operations of $19.6 million during the third quarter. Cash and investments increased $11.3 million during the quarter to $175.6 million at September 30, 2016.

“Proto Labs is a business that helps companies and entrepreneurs get their products to market faster than their competition. The current trends in the market require companies to be more innovative and nimble as the internet of things, mass customization and quickly changing demands from consumers require accelerated product development. We are in a strong position to capitalize on this long term trend.

“There is uncertainty in the market right now due to the election in the United States and Brexit in Europe and that uncertainty is impacting the economy. Our business is not immune to that impact. While the current economic environment is challenging, we are focused on our internal processes, in both sales and operations, to position ourselves as economic conditions improve. We remain very optimistic about the outlook for Proto Labs. We are fortunate to serve a large, underpenetrated market with a unique value proposition, unsurpassed service and quality for customers, and the commitment and employee talent to successfully execute our strategy for profitable growth,” Ms. Holt concluded.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and legacy revenue excluding the revenue contribution from Alphaform from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, impairment on assets and charges related to the exit of facilities (collectively, "non-GAAP operating margin"), in this press release to provide investors with additional information regarding the company's financial results.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized foreign currency activity, impairment on assets and charges related to the exit of facilities (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below a reconciliation of non-GAAP operating margin to operating margin and non-GAAP net income to net income, the most directly comparable measures calculated and presented in accordance with GAAP. Non-GAAP operating margins and non-GAAP net income are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP operating margin and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter financial results today, October 27, 2016 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/o7y5fsbx/lan/en. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$68,218	$47,653
Short-term marketable securities	39,028	33,201
Accounts receivable, net	37,261	36,125
Inventory	9,930	9,771
Income taxes receivable	-	6,028
Other current assets	5,392	5,224
Total current assets	159,829	138,002

Property and equipment, net	142,722	125,475
Long-term marketable securities	68,387	64,789
Goodwill	28,916	28,916
Other intangible assets, net	2,817	3,337
Other long-term assets	1,374	517
Total assets	$404,045	$361,036

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$10,703	$13,643
Accrued compensation	10,330	9,993
Accrued liabilities and other	3,612	2,626
Income taxes payable	541	-
Total current liabilities	25,186	26,262

Long-term deferred tax liabilities	4,247	4,240
Other long-term liabilities	3,795	2,889

Shareholders' equity	370,817	327,645
Total liabilities and shareholders' equity	$404,045	$361,036

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Injection Molding (Protomold)	$46,445	$41,971	$134,376	$119,521
CNC Machining (Firstcut)	21,781	19,833	60,510	54,788
3D Printing (Fineline)	9,850	6,038	28,059	16,038
Other	97	-	2,757	-
Total revenue	78,173	67,842	225,702	190,347

Cost of revenue	33,448	27,517	99,077	77,218
Gross profit	44,725	40,325	126,625	113,129

Operating expenses
Marketing and sales	11,787	10,027	34,182	28,383
Research and development	5,976	4,760	17,110	13,471
General and administrative	10,020	8,134	28,397	20,683
Total operating expenses	27,783	22,921	79,689	62,537
Income from operations	16,942	17,404	46,936	50,592
Other income (expense), net	625	593	2,342	100
Income before income taxes	17,567	17,997	49,278	50,692
Provision for income taxes	5,585	5,615	15,943	16,171
Net income	$11,982	$12,382	$33,335	$34,521

Net income per share:
Basic	$0.45	$0.47	$1.27	$1.33
Diluted	$0.45	$0.47	$1.26	$1.31

Shares used to compute net income per share:
Basic	26,416,041	26,083,405	26,334,738	25,952,451
Diluted	26,609,878	26,381,313	26,539,078	26,290,758

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Operating activities
Net income	$33,335	$34,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,831	10,422
Stock-based compensation expense	5,260	4,515
Deferred taxes	495	(310)
Excess tax benefit from stock-based compensation	(1,965)	(5,212)
Amortization of held-to-maturity securities	881	936
Loss on impairment of assets	455	-
Other	(1,381)	-
Changes in operating assets and liabilities	6,266	(3,588)
Net cash provided by operating activities	56,177	41,284

Investing activities
Purchases of property and equipment	(30,981)	(27,259)
Purchases of marketable securities	(56,213)	(42,674)
Proceeds from sales and maturities of marketable securities	45,907	40,899
Net cash used in investing activities	(41,287)	(29,034)

Financing activities
Payments on debt	-	(107)
Acquisition-related contingent consideration	(400)	(1,400)
Proceeds from exercises of stock options and other	4,168	5,165
Excess tax benefit from stock-based compensation	1,965	5,212
Net cash provided by financing activities	5,733	8,870
Effect of exchange rate changes on cash and cash equivalents	(58)	(318)
Net increase in cash and cash equivalents	20,565	20,802
Cash and cash equivalents, beginning of period	47,653	43,329
Cash and cash equivalents, end of period	$68,218	$64,131

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, acquisition costs, impairment on assets and charges related to the exit of facilities

GAAP net income	$11,982	$12,382	$33,335	$34,521
Add back:
Stock-based compensation expense	1,719	1,606	5,260	4,515
Amortization expense	163	186	520	559
Impairment on assets	-	-	455	-
Facilities-related charges	731	-	1,150	-
Acquisition costs	-	648	-	648
Unrealized (gain) loss on foreign currency	(330)	(407)	(1,460)	211
Total adjustments [2]	2,283	2,033	5,925	5,933
Income tax benefits on adjustments[1]	(743)	(708)	(2,054)	(1,851)
Non-GAAP net income	$13,522	$13,707	$37,206	$38,603

Non-GAAP net income per share:
Basic	$0.51	$0.53	$1.41	$1.49
Diluted	$0.51	$0.52	$1.40	$1.47

Shares used to compute non-GAAP net income per share:
Basic	26,416,041	26,083,405	26,334,738	25,952,451
Diluted	26,609,878	26,381,313	26,539,078	26,290,758

[1] For the three months ended September 30, 2016 and 2015, income tax effects were calculated reflecting an effective GAAP tax rate of 31.8% and 31.2%, respectively, and an effective non-GAAP tax rate of 31.9% and 31.6%, respectively. For the nine months ended September 30, 2016 and 2015, income tax effects were calculated reflecting an effective GAAP tax rate of 32.4% and 31.9%, respectively, and an effective non-GAAP tax rate of 32.6% and 31.8%, respectively.  The difference between our GAAP and non-GAAP tax rate for the three and nine months ended September 30, 2016 was primarily due to the tax effect of stock-based compensation expense, amortization expense, unrealized gain on foreign currency, impairment on assets and charges related to the exit of facilities. The difference between our GAAP and non-GAAP tax rate for the three and nine months ended September 30, 2015 was primarily due to stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and acquisition costs.

[2] Stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, acquisition costs, impairment on assets and charges related to the exit of facilities were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$558	$136	$999	$378
Marketing and sales	250	288	741	796
Research and development	310	335	1,084	964
General and administrative	1,495	1,681	4,561	3,584
Other income (expense), net	(330)	(407)	(1,460)	211
Total adjustments	$2,283	$2,033	$5,925	$5,933

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$78,173	$67,842	$225,702	$190,347
Income from operations	16,942	17,404	46,936	50,592
GAAP operating margin	21.7%	25.7%	20.8%	26.6%
Add back:
Stock-based compensation expense	1,719	1,606	5,260	4,515
Amortization expense	163	186	520	559
Impairment on assets	-	-	455	-
Facilities-related charges	731	-	1,150	-
Acquisition costs	-	648	-	648
Total adjustments	2,613	2,440	7,385	5,722
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense, impairment on assets, facilities-related charges and acquisition costs	$19,555	$19,844	$54,321	$56,314
Non-GAAP operating margin	25.0%	29.3%	24.1%	29.6%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			% Change	Nine Months Ended			% Change
	September 30,		%	Constant	September 30,		%	Constant
	2016	2015	Change	Currencies[1]	2016	2015	Change	Currencies[1]
Revenues
United States	$59,574	$54,408	9.5%	9.5%	$169,364	$154,107	9.9%	9.9%
Europe	15,610	11,297	38.2%	44.7%	48,518	30,161	60.9%	65.7%
Japan	2,989	2,137	39.9%	17.3%	7,820	6,079	28.6%	14.8%
Total Revenue	$78,173	$67,842	15.2%	15.6%	$225,702	$190,347	18.6%	18.9%

[1] Revenue growth for the three- and nine-month periods ended September 30, 2016 has been recalculated using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended			% Change	Nine Months Ended			% Change
	September 30,		%	Constant	September 30,		%	Constant
	2016	2015	Change[2]	Currencies[2]	2016	2015	Change[2]	Currencies[2]
Revenues
United States	$59,574	$54,408	9.5%	9.5%	$169,364	$154,107	9.9%	9.9%
Europe	11,629	11,297	2.9%	9.5%	34,871	30,161	15.6%	20.4%
Japan	2,989	2,137	39.9%	17.3%	7,820	6,079	28.6%	14.8%
Total Revenue	$74,192	$67,842	9.4%	9.7%	$212,055	$190,347	11.4%	11.7%

[2] Revenue growth for the three- and nine-month periods ended September 30, 2016 has been recalculated to exclude revenue earned from our acquisition of Alphaform, and using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Domestic
United States	$55,677	$50,214	$158,095	$144,357
International
Europe	15,610	11,297	48,518	30,161
Japan	2,989	2,137	7,820	6,079
United States	3,897	4,194	11,269	9,750
Total international	22,496	17,628	67,607	45,990
Total revenue	$78,173	$67,842	$225,702	$190,347

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Unique product developers and engineers served	14,271	12,541	26,528	22,633

Note: the data above does not include product developers and engineers who purchased products attributable to our acquisition of Alphaform during the periods presented.